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                                                                   EXHIBIT 3(ii)





               Bylaws of First United Bancshares, Inc.
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                                                                   EXHIBIT 3(ii)

                         FIRST UNITED BANCSHARES, INC.
                                RESTATED BYLAWS

                                   ARTICLE I
                                  STOCKHOLDERS

         Section 1. PLACE OF HOLDING MEETINGS. All meetings of the Stockholders shall be held at the office of the Corporation at Main and Washington Streets, El Dorado, Arkansas 71730, unless, written notice of another place, either within or without the state, for the meeting is given in the meeting notice.

         Section 2. ANNUAL ELECTION OF DIRECTORS. The annual meeting of Stockholders for the election of Directors and the transaction of other business shall be held on the fourth Tuesday in May of each year. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the Stockholders entitled to vote shall by plurality vote, by ballot, elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

         No change of time or place of a meeting for the election of Directors, as fixed by the By-Laws, shall be made within thirty (30) days next before the day on which such election is to be held. In case of any change in such time or place for election of Directors, notice thereof shall be given to each Stockholder entitled to vote, in person or by letter mailed to his last known post office address, twenty (20) days before the election is held.

         Section 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. After the first election of Directors, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, as hereinafter provided in
    Section 4 of Article IV, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. The vote for Directors, and, upon the demand of any stockholder the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by plurality vote except as otherwise provided by the Articles of Incorporation and/or the laws of the State of Arkansas.

         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, and shall at all times during the usual hours for business, beginning two (2) business days after notice of the meeting is given, and during the whole time of said election, be open to examination of any stockholder.
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         Section 4.  QUORUM.  Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

         Section 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which this meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote there at, and no further notice thereof need be given other than by announcement at said meeting which shall be adjourned.

         Section 6. SPECIAL MEETINGS. HOW CALLED. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman, President or Secretary. The Board of Directors of this Corporation, or any three or more stockholders owning, in the aggregate, not less than 25 percent of the stock of this Corporation, or any three or more stockholders owning, in the aggregate, not less than 25 percent of the stock of this Corporation may call a special meeting of stockholders at any time.

         Section 7. NOTICE OF STOCKHOLDERS MEETING. Written or printed notice, stating the place and time of any annual or special stockholders meeting, and the general nature of the business to be considered, shall be given by first class mail, postage prepaid, by the President or Secretary to each stockholder entitled to vote thereat at his last known post office address, mailed at least ten (10) days before the meeting unless a greater time is prescribed by statute.

                                   ARTICLE II
                                   DIRECTORS

         Section 1. NUMBER. TERM. QUORUM. The number of Directors shall not be less than three nor more than twenty- five. The number of Directors shall be fixed at the number elected to serve at the annual meeting of stockholders. The Directors shall be elected at the annual meeting of the stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify; provided that in the event of failure to hold such meeting or to hold such election at such meeting, it may be held at any special meeting of the stockholders called for that purpose. (Directors need not be stockholders.)

         A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement at said meeting which shall be so adjourned.





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         Section 2.  ELECTION OF OFFICERS.  At the first meeting, or at any subsequent meeting called for the purpose, the Directors shall elect a President, and a Secretary. Such officers shall hold office until the next election of officers and until their successors are elected and shall qualify. A person may be elected to hold one or more of the above mentioned offices simultaneously.

         Section 3. REGULAR MEETINGS. Regular meetings of the Directors may be held with or without notice at such places and times as shall be determined from time to time by resolution of the Directors.

         Section 4. SPECIAL MEETING. HOW CALLED. NOTICE. Special meeting of the Board may be called by the President or by the Secretary or upon call of any two Directors on at least two (2) business days' notice to each Director.

         Section 5. PLACE OF MEETINGS. The Directors may hold their meetings and have one or more offices and keep the books of the Corporation inside or outside the State of Arkansas, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine, provided, however, that a duplicate stock ledger and originals or copies of all other records required by law shall always be kept at the principal office in Arkansas.

         Section 6. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the direction of the business of the Corporation, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By- Laws may exercise all powers of the Corporation.

         Section 7. SPECIFIC POWERS OF DIRECTORS. Without prejudice to such general powers, it is hereby expressly declared that the Directors shall have the following powers:

         (1)     To adopt and alter a common seal of the Corporation.

         (2) To make and change regulations, not inconsistent with these By-Laws; for the management of the Corporation's business and affairs.

         (3) To authorize the purchase or other acquisition for the Corporation any property, rights or privileges which the Corporation is authorized to acquire.

         (4) To pay for any property purchased for the Corporation wither wholly or partly in money, stocks, bonds, debentures or other securities of the Corporation.

         (5) To borrow money and to make and issue notes, bonds, and other negotiable and transferrable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.





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         (6)     To remove any officer or any employee for cause, or any
                 officer and any employee other than the president summarily with or without cause, and in their discretion, from tine to time, to devolve the powers and duties of any officers upon any other person for the time being.

         (7) To appoint and remove or suspend such subordinate officers, agents or employees as they may deem necessary and to determine their duties and fix, and from time to time change their salaries or remuneration, and to acquire security as when they think fit.

         (8) To confer upon the Chief Executive Officer of the Corporation the power to appoint, remove and suspend subordinate officers, agents and employees.

         (9) To determine who shall be authorized on the Corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

         (10) To determine who shall be entitled to vote in the name and behalf of the Corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by this Corporation.

         (11) To delegate any of the powers of the Board to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they think fit other than election of officers and declaration of dividends.

         (12) To call special meetings of the stockholders for any purpose or purposes.

         Section 8. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         Section 9. BOARD ACTION WITHOUT A MEETING. Action taken by all of the Directors without a meeting in respect to any corporate matter is nevertheless valid Board action if either before or after such action is taken all members of the Board sign, and file with the Secretary of the Corporation, for inclusion in the corporate minute book, a memorandum showing (a) the nature of the action taken, and (b) that each member of the Board consented to the Board acting informally and to the action taken in respect to such matter.

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                                  ARTICLES III
                                   COMMITTEES

         Section 1. CREATION OF EXECUTIVE AND OTHER COMMITTEES - There shall be an Executive Committee created from the membership of the Board of Directors, and it shall consist of not less than three (3) Directors which shall be authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Corporation. Such Executive Committee shall be subject to the control and direction of the Board of Directors and shall serve at the pleasure of the Board of Directors.

         Section 2. LIMITATIONS ON ACTIONS AND EFFECT THEREOF - The Executive Committee shall not be authorized to take any action other than ordinary business affairs of the Corporation and may not be authorized to conduct any action specifically prohibited by applicable laws of the United States of America or State of Arkansas. Otherwise, an act or authorization by the Executive Committee within the authority lawfully delegated to it shall be the act or authorization of the Board of Directors for all legal purposes, provided, however, that such action shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.

         Section 3. ACTION BY EXECUTIVE COMMITTEE - The Executive Committee may act by a majority of its members at a meeting or informally without a meeting provided all members consent to such informal action.

         Section 4. In addition to the Executive Committee, the Board of Directors may, by resolution or resolutions, passed by a majority of the Board, designate one or more committees, each committee to consist of three or more of the Directors of the Corporation, which, to the extent provided in said resolution of resolutions or in these By- Laws shall have an may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 5. All committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. The officers of the Corporation shall be a Chairman of the Board, a President, and a Secretary, and such other officers, including a Treasurer, as may from time to time be elected or appointed by the Board of Directors. One person may hold one or more of the officer positions in the Corporation.





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         Section 2.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the stockholders and Directors at which he may be present. He may enter into any contract or execute any deeds, mortgages, bonds, contracts or other instruments in the name and on behalf of the Corporation except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general he shall perform all duties incident to the office of Chairman of the Board as herein defined and all such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 3. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, supervise and manage the affairs of the Corporation. He shall in the absence or disability of the Chairman of the Board perform the duties and exercise the powers of such office. In the absence or disability of the Chairman of the Board he shall preside at meetings of the stockholders and Directors. In general he shall perform all duties incident to the office of President as herein defined and all such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and other notices required by Law or by these By-Laws, and in such case of his absence or refusal or neglect to do so, any such notice may be given by any person designated by the President, or by the Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meeting of the Corporation and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or by the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the President, and attest the same.

         Section 5. TREASURER. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the Directors, he shall render a statement of his cash accounts; he shall keep or cause to be kept such other books as will show true record of the expenses, losses, gains, assets, and liabilities of the Corporation; he shall, unless otherwise determined by the Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock and securities of the Corporation; and shall perform all of the other duties incident to the office of the Treasurer. He shall, if required by the Board, give the Corporation a bond for the faithful discharge of his duties in





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    such amount and with such surety as the Board may prescribe.  If the office of Treasurer is not filled it shall be the duty of the President to see that the duties of the Treasurer are performed.


                                   ARTICLE V
                      RESIGNATIONS.  FILLING OF VACANCIES.

         Section 1. RESIGNATIONS. Any Director, member of committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 2. FILLING OF VACANCIES. If the office of any Director, member of a committee or other officer becomes vacant the remaining Directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office of the unexpired term and until his successors shall be duly chose.

         Section 3. INCREASE OF NUMBER OF DIRECTORS. The number of Directors may be increased or decreased at any time by the affirmative vote of a majority of the Directors (or, by the affirmative vote of a majority in interest of the stockholder), at a regular meeting or at a special meeting called for that purpose, and, by like vote, the additional Directors may be chosen at such meeting to hold office until the next election and until their successors are elected and qualify.


                                   ARTICLE VI
                                 CAPITAL STOCK

         Section 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the President, and the Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of such officers may be facsimile.

         Section 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificates.

         Section 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and





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    transfer books and ledgers, or to such person as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Arkansas office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be expressed in the entry of the transfer.

         Section 4. CLOSING OF THE TRANSFER BOOKS. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of the closing of the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed and shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record dated fixed as aforesaid.

         Section 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, if any, the Directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion think proper for working capital or as reserve funds to meet contingencies or for equalizing dividends, or for other such purposes as the Directors shall think conducive to the interests of the Corporation.


                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 1. CORPORATE SEAL. The corporate seal shall be circular form and shall contain the mane of the Corporation, the year of its creation and the words "CORPORATE SEAL ARKANSAS". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.




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         Section 2.  PRINCIPAL OFFICE.  The principal office of the Corporation shall be at Main and Washington Streets, El Dorado, Arkansas 71730, with offices at such other places as the Board of Directors may, from time to time, designate or the business of the Corporation may require.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1 and end on December 31 following.

         Section 4. CHECKS. DRAFTS. NOTES. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed wrapper bearing adequate postage, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given three (3) days after such mailing. Any notice required to be given under these By-Laws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by the statute.

         Section 6. INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorney's fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provisions of law, or otherwise, as well as his rights under this paragraph.

         The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any




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    liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

         Section 7. ADVANCEMENT OF EXPENSES. Expenses incurred by a Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is, or was a Director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant provision of the Arkansas Business Corporation Act as the same now exists or as it may hereafter be amended.


                                  ARTICLE VIII
                                  AMENDMENTS

         Section 1. AMENDMENTS OF BY-LAWS. The stockholders, by the affirmative vote of the holders of a majority of the common stock issued and outstanding may, at any meeting, amend or alter any of these By-Laws, as may a majority of the members of the Board of Directors, subject and pursuant to the Articles of Incorporation and By-Laws.




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